Exhibit 2.2

AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of November 21, 2017, to the Business Combination Agreement (the “BCA”), dated as of October 17, 2017, by and among Impax Laboratories, Inc., a Delaware corporation (“Impax”), Atlas Holdings, Inc., a Delaware corporation and a wholly-owned Subsidiary of Impax (“Holdco”), K2 Merger Sub Corporation, a Delaware corporation and a wholly-owned Subsidiary of Holdco (“Merger Sub”), and Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Amneal”), is made and entered into by and among Impax, Holdco, Merger Sub and Amneal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the BCA.

RECITALS

WHEREAS, Impax, Holdco, Merger Sub and Amneal entered into the BCA on October 17, 2017;

WHEREAS, Section 9.12 of the BCA provides that the parties may amend the BCA at any time before or after receipt of the Impax Stockholder Approval;

WHEREAS, each of Impax, Holdco, Merger Sub and Amneal desires to amend certain terms of the BCA as set forth this Amendment; and

WHEREAS, the respective boards of directors or other governing body of each of Impax, Holdco, Merger Sub and Amneal have approved the Transactions on the terms and subject to the conditions set forth in the BCA, as amended by this Amendment, and have approved and declared advisable the BCA, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

1. Exhibits. The following Exhibits to the BCA are hereby amended and replaced in their entirety as follows: (i) the form of the amended and restated certificate of incorporation of Holdco (the “Amended and Restated Holdco Charter”), which is Exhibit A to the BCA, is replaced in its entirety with the form attached hereto as Annex A; (ii) the form of the amended and restated bylaws of Holdco (the “Amended and Restated Holdco Bylaws”), which is Exhibit B to the BCA, is replaced in its entirety with the form attached hereto as Annex B; (iii) the form of the restated Amneal Pharmaceuticals LLC Operating Agreement (the “Restated Amneal LLC Operating Agreement”), which is Exhibit H to the BCA, is replaced in its entirety with the form attached hereto as Annex C, (iv) the form of the Stockholders Agreement entered into on October 17, 2017, by and among Holdco, Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC, AH PPU Management, LLC (the “Stockholders Agreement”), which is Exhibit I to the BCA, is replaced in its entirety with the form of Amended and Restated Stockholders Agreement by and among Holdco, Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC, and AH PPU Management, LLC attached hereto as Annex D, and (v) the form of the Tax Receivable Agreement to be entered into by Holdco, Amneal and the other members of Amneal from time to time (the “Tax Receivable Agreement”), which is Exhibit J to the BCA, is replaced in its entirety with the form attached hereto as Annex E.

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2. Existing Amneal Member Actions Following the Recapitalization. The proviso in Section 1.01(c)(iii) and the second sentence of Section 6.16(a) of the BCA are hereby amended to insert the bolded and underlined language below:

a.	Section 1.01(c)(iii): “provided, that immediately following the Recapitalization, each Existing Amneal Member shall transfer such Amneal Units and all shares of Class B Common Stock issued to it pursuant to Section 1.01(d) hereof to the Amneal Group Representative (and the schedule of members to the Restated Amneal LLC Operating Agreement shall be updated accordingly)”

b.	Section 6.16(a): “Immediately following the Recapitalization, Amneal shall cause each Existing Amneal Member to contribute its Amneal Units and all shares of Class B Common Stock issued to it pursuant to Section 1.01(d) hereof to Amneal Holdings, LLC in exchange for additional interests in Amneal Holdings, LLC (and shall cause the schedule of members to the Restated Amneal LLC Operating Agreement to be updated accordingly).”

3. Interpretation; Construction. The fourth sentence of Section 9.04 of the BCA is hereby amended and replaced in its entirety with the following:

“The words ‘hereof’, ‘herein’ and ‘hereunder’ and words of similar import when used in this Agreement shall, from and after the date of this Amendment, refer to this Agreement, as amended by this Amendment, as a whole and not to any particular provision of this Agreement. Each reference herein to ‘the date of this Amendment’ shall refer to the date set forth above and each reference to the ‘date of this Agreement’, the ‘date hereof’, ‘concurrently with the execution and delivery of this Agreement’ and similar references shall refer to October 17, 2017.”

4. Confirmation of BCA. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the BCA are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

5. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

6. General Provisions. The provisions of Article IX of the BCA shall apply mutatis mutandis to this Amendment, and to the BCA as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

IMPAX LABORATORIES, INC.

By:	/s/ Paul M. Bisaro

Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

K2 MERGER SUB CORPORATION

By:	/s/ Paul M. Bisaro

Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

ATLAS HOLDINGS, INC.

By:	/s/ Paul M. Bisaro

Name:	Paul M. Bisaro
Title:	Chief Executive Officer and President

[Signature Page to Amendment No. 1 to BCA]

AMNEAL PHARMACEUTICALS, LLC

By:	/s/ Chintu Patel
Name: Chintu Patel
Title: Manager

By:	/s/ Chirag Patel
Name: Chirag Patel
Title: Manager

By:	/s/ Tushar Patel
Name: Tushar Patel
Title: Manager

By:	/s/ Gautam Patel
Name: Gautam Patel
Title: Manager

[Signature Page to Amendment No. 1 to BCA]

Annex A

AMENDED AND RESTATED HOLDCO CHARTER

Annex B

AMENDED AND RESTATED HOLDCO BYLAWS

Annex C

RESTATED AMNEAL LLC OPERATING AGREEMENT

Annex D

STOCKHOLDERS AGREEMENT

Annex E

TAX RECEIVABLE AGREEMENT